Exhibit 99.1
N E W S R E L E A S E

Expand Energy Corporation Reports Second Quarter 2025 Results

OKLAHOMA CITY, July 29, 2025 – Expand Energy Corporation (NASDAQ: EXE) ("Expand Energy" or the "Company") today reported second quarter 2025 financial and operating results.

•Net cash provided by operating activities of $1,322 million
•Net income of $968 million, or $4.02 per fully diluted share; adjusted net income(1) of $265 million, or $1.10 per share
•Adjusted EBITDAX(1) of $1,176 million
•Produced ~7.20 Bcfe/d net (92% natural gas)
•Delivered the highest average drilled footage per day in all three business units
•Reduced full year 2025 drilling and completion capital expenditures guidance by ~$100 million to achieve ~$2.9 billion total capital expenditures
•Increased annual synergy outlook to $600 million by year end 2026
•Announced ~$425 million of incremental free cash flow in 2025, primarily driven by improved business performance
•Increasing 2025 net debt paydown to $1.0 billion
•Returning $585 million to shareholders in the form of quarterly base dividend, variable dividend, and share repurchases in the first half of 2025
•Released inaugural Sustainability Report for the combined company
(1) Definitions of non-GAAP financial measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are included at the end of this news release.

“Expand Energy was created to make a more durable and efficient business,” said Nick Dell’Osso, Expand Energy’s President and Chief Executive Officer. “We are delivering more for less, outperforming every expectation set when we announced our merger, including an approximate 50% increase to run-rate synergies. Importantly, our outperformance is repeatable, achieving approximately 30% more free cash flow in 2025 and approximately 20% more in 2026 compared to our expectations at the beginning of the year. This significant improvement further demonstrates how our culture of continuous improvement creates value for our shareholders.”

INVESTOR CONTACT:	MEDIA CONTACT:	EXPAND ENERGY CORPORATION
Chris Ayres (405) 935-8870 ir@expandenergy.com	Brooke Coe (405) 935-8878 media@expandenergy.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Operations Update

Expand Energy operated an average of 11 rigs during the second quarter, drilling 49 wells and turning 59 wells in line, resulting in net production of approximately 7.20 Bcfe per day (92% natural gas). A detailed breakdown of second quarter production, capital expenditures and activity can be found in supplemental slides which have been posted at https://investors.expandenergy.com/events-presentations.

2025 Annual Synergy, Capital and Operating Outlook

Given the significant operational efficiency gains recognized through our integration efforts, Expand Energy is on track to capture approximately $500 million in annual synergies in 2025. The Company anticipates ultimately achieving $600 million in annual synergies by year end 2026.

Expand Energy now expects to spend $100 million less capital in 2025, running approximately 11 rigs and investing approximately $2.6 billion yielding an estimated daily production of approximately 7.1 Bcfe/d. The Company intends to build incremental productive capacity for an additional $275 million by exiting 2025 with approximately 12 rigs. Should market conditions warrant, this incremental capital investment positions the Company to efficiently grow production from a year-end 2025 exit rate of approximately 7.2 Bcfe/d to average approximately 7.5 Bcfe/d in 2026.

A detailed breakdown of 2025 annual synergy, capital, and operating outlook can be found in supplemental slides which have been posted at https://investors.expandenergy.com/events-presentations.

Shareholder Returns Update

Expand Energy is increasing its net debt paydown from $500 million to $1 billion to further strengthen its balance sheet and to create more balance sheet capacity at cycle lows. For the second quarter, the Company will return $448 million to shareholders in the form of a quarterly base dividend ($137 million), variable dividend ($211 million), and share repurchases ($100 million). The Company plans to pay its base and variable dividend on September 4, 2025 to shareholders of record at the close of business on August 14, 2025.

Conference Call Information

A conference call to discuss Expand Energy's second quarter 2025 financial and operating results and 2025 outlook has been scheduled for 9 a.m. EDT on July 30, 2025. Participants can access the live webcast at https://edge.media-server.com/mmc/p/qx2h4vdx/. Participants who would like to ask a question, can register at https://register-conf.media-server.com/register/BIcffe1215ba074eb6ad9b29e23c5cf369, and will receive the dial-in info and a unique PIN to join the call. Links to the conference call will be provided at https://investors.expandenergy.com/. A replay will be available on the website following the call.
Financial Statements, Non-GAAP Financial Measures and 2025 Guidance and Outlook Projections

This news release contains the non-GAAP financial measures described below in the section titled "Non-GAAP Financial Measures." Reconciliations of each non-GAAP financial measure used in this news release to the most directly comparable GAAP financial measure are provided below. Additional detail on the Company’s 2025 second quarter financial and operational results, along with non-GAAP measures that adjust for items typically excluded by securities analysts, are available on the Company’s website. Non-GAAP measures should not be considered as an alternative to, or more meaningful than, GAAP measures. Management’s guidance for 2025 can be found on the Company’s website at www.expandenergy.com.

Expand Energy Corporation (NASDAQ: EXE) is the largest natural gas producer in the United States, powered by dedicated and innovative employees focused on disrupting the industry’s traditional cost and market delivery model to responsibly develop assets in the nation’s most prolific natural gas basins. Expand Energy’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its scale, financial strength and operational execution. Expand Energy is committed to expanding America’s energy reach to fuel a more affordable, reliable, lower carbon future.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include our current expectations or forecasts of future events, including matters relating to armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, and the impact of each on our business, financial condition, results of operations and cash flows, actions by, or disputes among or between, members of OPEC+ and other foreign oil-exporting countries, market factors, market prices, our ability to meet debt service requirements, our ability to continue to pay cash dividends, our ability to capture synergies, the amount and timing of any cash dividends and our environmental, social, and governance ("ESG") initiatives. Forward-looking and other statements in this news release regarding our environmental, social and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the Securities and Exchange Commission ("SEC"). In addition, historical, current, and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as "aim", "predict", "should", "expect," “could,” “may,” "anticipate," "intend," "plan," “ability,” "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “guidance,” “outlook,” “opportunity” or “strategy.” The absence of such words or expressions does not necessarily mean the statements are not forward-looking.

Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

•Reduced demand for natural gas, oil, and natural gas liquids ("NGLs");
•negative public perceptions of our industry;
•competition in the natural gas and oil exploration and production industry;
•the volatility of natural gas, oil and NGL prices, which are affected by general economic and business conditions, as well as increased demand for (and availability of) alternative fuels and electric vehicles;
•risks from regional epidemics or pandemics and related economic turmoil, including supply chain constraints;
•write-downs of our natural gas and oil asset carrying values due to low commodity prices;
•significant capital expenditures are required to replace our reserves and conduct our business;
•our ability to replace reserves and sustain production;

•uncertainties inherent in estimating quantities of natural gas, oil and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;
•drilling and operating risks and resulting liabilities;
•our ability to generate profits or achieve targeted results in drilling and well operations;
•leasehold terms expiring before production can be established;
•risks from our commodity price risk management activities;
•uncertainties, risks and costs associated with natural gas and oil operations;
•our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used;
•pipeline and gathering system capacity constraints and transportation interruptions;
•risks related to our plans to participate in the global LNG value chain;
•terrorist activities and/or cyber-attacks adversely impacting our operations;
•risks from failure to protect personal information and data and compliance with data privacy and security laws and regulations;
•disruption of our business by natural or human causes beyond our control;
•a deterioration in general economic, business or industry conditions;
•the impact of inflation and commodity price volatility, including as a result of decisions made by OPEC+ and armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, on our business, financial condition, employees, contractors, vendors and the global demand for natural gas and oil and on U.S. and global financial markets;
•our inability to access the capital markets on favorable terms;
•the limitations on our financial flexibility due to our level of indebtedness and restrictive covenants from our indebtedness;
•challenges with employee retention and increasingly competitive labor market
•risks related to acquisitions or dispositions, or potential acquisitions or dispositions;
•security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business;
•our ability to achieve and maintain ESG certifications, goals and commitments;
•legislative, regulatory, and ESG initiatives, including those addressing the impact of climate change or further regulating hydraulic fracturing, methane emissions, flaring or water disposal;
•federal and state tax proposals affecting our industry;
•risks related to an annual limitation on the utilization of our tax attributes, which was triggered upon the completion of our merger with Southwestern Energy Company, as well as trading in our common stock, additional issuance of common stock, and certain other stock transactions, which could lead to an additional, potentially more restrictive, annual limitation; and
•other factors that are described under Risk Factors in Item 1A of Part I of our Annual Report on Form 10-K filed with the SEC.

We caution you not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of the filing date, and we undertake no obligation and have no intention to update any forward-looking statement, except as required by law. We urge you to carefully review and consider the disclosures in this news release and our filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

($ in millions, except per share data)	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$731	$317
Restricted cash	75	78
Accounts receivable, net	1,074	1,226
Derivative assets	46	84
Other current assets	346	292
Total current assets	2,272	1,997
Property and equipment:
Natural gas and oil properties, successful efforts method
Proved natural gas and oil properties	24,755	23,093
Unproved properties	5,563	5,897
Other property and equipment	679	654
Total property and equipment	30,997	29,644
Less: accumulated depreciation, depletion and amortization	(6,825)	(5,362)
Total property and equipment, net	24,172	24,282
Long-term derivative assets	13	1
Deferred income tax assets	457	589
Other long-term assets	854	1,025
Total assets	$27,768	$27,894

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$747	$777
Current maturities of long-term debt, net	—	389
Accrued interest	107	100
Derivative liabilities	155	71
Other current liabilities	1,915	1,786
Total current liabilities	2,924	3,123
Long-term debt, net	5,122	5,291
Long-term derivative liabilities	85	68
Asset retirement obligations, net of current portion	513	499
Long-term contract liabilities	1,083	1,227
Other long-term liabilities	104	121
Total liabilities	9,831	10,329
Contingencies and commitments
Stockholders' equity:
Common stock, $0.01 par value, 450,000,000 shares authorized: 237,437,223 and 231,769,886 shares issued	2	2
Additional paid-in capital	13,716	13,687
Retained earnings	4,219	3,876
Total stockholders' equity	17,937	17,565
Total liabilities and stockholders' equity	$27,768	$27,894

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
($ in millions, except per share data)
Revenues and other:
Natural gas, oil and NGL	$2,021	$378	$4,321	$967
Marketing	788	136	1,698	448
Natural gas, oil and NGL derivatives	877	(11)	(137)	161
Gains on sales of assets	4	2	4	10
Total revenues and other	3,690	505	5,886	1,586
Operating expenses:
Production	151	49	298	108
Gathering, processing and transportation	563	154	1,126	327
Severance and ad valorem taxes	49	18	97	47
Exploration	20	3	27	5
Marketing	791	141	1,710	464
General and administrative	40	47	87	94
Separation and other termination costs	—	23	—	23
Depreciation, depletion and amortization	769	348	1,480	747
Other operating expense, net	38	16	60	33
Total operating expenses	2,421	799	4,885	1,848
Income (loss) from operations	1,269	(294)	1,001	(262)
Other income (expense):
Interest expense	(60)	(20)	(119)	(39)
Gains (losses) on purchases, exchanges or extinguishments of debt	3	(2)	3	(2)
Other income, net	16	21	24	41
Total other income (expense)	(41)	(1)	(92)	—
Income (loss) before income taxes	1,228	(295)	909	(262)
Income tax expense (benefit)	260	(68)	190	(61)
Net income (loss)	$968	$(227)	$719	$(201)
Earnings (loss) per common share:
Basic	$4.07	$(1.73)	$3.04	$(1.53)
Diluted	$4.02	$(1.73)	$2.99	$(1.53)
Weighted average common shares outstanding (in thousands):
Basic	237,973	131,168	236,213	131,030
Diluted	240,560	131,168	240,628	131,030

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$968	$(227)	$719	$(201)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	769	348	1,480	747
Deferred income tax expense (benefit)	171	(68)	134	(61)
Derivative (gains) losses, net	(877)	11	137	(161)
Cash receipts (payments) on derivative settlements, net	16	260	(29)	488
Share-based compensation	13	10	22	19
Gains on sales of assets	(4)	(2)	(4)	(10)
Contract amortization	(72)	—	(124)	—
(Gains) losses on purchases, exchanges or extinguishments of debt	(3)	2	(3)	2
Other	20	6	16	(7)
Changes in assets and liabilities	321	(131)	70	(55)
Net cash provided by operating activities	1,322	209	2,418	761
Cash flows from investing activities:
Capital expenditures	(657)	(302)	(1,220)	(723)
Receipts of deferred consideration	56	56	116	116
Contributions to investments	(5)	(26)	(9)	(45)
Proceeds from divestitures of property and equipment	15	6	15	12
Net cash used in investing activities	(591)	(266)	(1,098)	(640)
Cash flows from financing activities:
Proceeds from Credit Facility	100	—	825	—
Payments on Credit Facility	(100)	—	(825)	—
Proceeds from warrant exercise	1	1	22	1
Debt issuance and other financing costs	—	(4)	—	(4)
Cash paid to repurchase and retire common stock	(99)	—	(99)	—
Cash paid to purchase debt	(117)	—	(553)	—
Cash paid for common stock dividends	(137)	(99)	(279)	(176)
Net cash used in financing activities	(352)	(102)	(909)	(179)
Net increase (decrease) in cash, cash equivalents and restricted cash	379	(159)	411	(58)
Cash, cash equivalents and restricted cash, beginning of period	427	1,254	395	1,153
Cash, cash equivalents and restricted cash, end of period	$806	$1,095	$806	$1,095

Cash and cash equivalents	$731	$1,019	$731	$1,019
Restricted cash	75	76	75	76
Total cash, cash equivalents and restricted cash	$806	$1,095	$806	$1,095

NATURAL GAS, OIL AND NGL PRODUCTION AND AVERAGE SALES PRICES (unaudited)

	Three Months Ended June 30, 2025
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	2,978	3.12	—	—	—	—	2,978	3.12
Northeast Appalachia	2,662	2.65	—	—	—	—	2,662	2.65
Southwest Appalachia	956	3.11	18	54.47	83	23.19	1,562	3.75
Total	6,596	2.93	18	54.47	83	23.19	7,202	3.08

Average NYMEX Price		3.44		63.74
Average Realized Price (including realized derivatives)		2.98		55.89		23.08		3.14

	Three Months Ended June 30, 2024
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	1,191	1.70	—	—	—	—	1,191	1.70
Northeast Appalachia	1,554	1.35	—	—	—	—	1,554	1.35
Total	2,745	1.51	—	—	—	—	2,745	1.51

Average NYMEX Price		1.89		—
Average Realized Price (including realized derivatives)		2.51		—		—		2.51

	Six Months Ended June 30, 2025
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	2,798	3.29	—	—	—	—	2,798	3.29
Northeast Appalachia	2,665	3.20	—	—	—	—	2,665	3.20
Southwest Appalachia	963	3.24	16	58.34	79	26.66	1,533	4.01
Total	6,426	3.24	16	58.34	79	26.66	6,996	3.41

Average NYMEX Price		3.55		67.58
Average Realized Price (including realized derivatives)		3.24		59.30		26.04		3.40

	Six Months Ended June 30, 2024
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	1,334	1.88	—	—	—	—	1,334	1.88
Northeast Appalachia	1,637	1.71	—	—	—	—	1,637	1.71
Total	2,971	1.79	—	—	—	—	2,971	1.79

Average NYMEX Price		2.07		—
Average Realized Price (including realized derivatives)		2.69		—		—		2.69

CAPITAL EXPENDITURES ACCRUED (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
($ in millions)
Drilling and completion capital expenditures:
Haynesville	$348	$131	$634	$326
Northeast Appalachia	117	93	220	198
Southwest Appalachia	138	—	303	—
Total drilling and completion capital expenditures	603	224	1,157	524
Non-drilling and completion - field	86	39	142	74
Non-drilling and completion - corporate	38	30	90	49
Total capital expenditures	$727	$293	$1,389	$647

SHAREHOLDER RETURNS (unaudited)

The total common stock dividend, including the variable and base components, is calculated as follows:

($ and shares in millions, except per share amounts)	Six Months Ended June 30, 2025
Net cash provided by operating activities (GAAP)	$2,418
Less cash capital expenditures	(1,220)
Less contributions to investments	(9)
Less cash paid for common stock base dividends (Tranche 1)	(274)
Less net debt reduction (Tranche 2)	(500)
Free cash flow (Non-GAAP) after Tranche 1 and Tranche 2	415
Free cash flow (Non-GAAP) available for additional returns to equity (Tranche 3) (1)	311
Less common stock repurchases	(100)
Amount available for variable dividend	$211

Common shares outstanding at 7/24/25 (2)	238
Variable dividend payable per common share in September 2025	$0.89
Base dividend payable per common share in September 2025	$0.575
Total dividend payable per common share in September 2025	$1.465

(1) Represents approximately 75% of the free cash flow after Tranche 1 and Tranche 2.

(2) Basic common shares outstanding as of 7/24/2025 assumes no exercise of warrants between 7/24/2025 and dividend record date.

NON-GAAP FINANCIAL MEASURES

As a supplement to the financial results prepared in accordance with U.S. GAAP, Expand Energy’s quarterly earnings releases contain certain financial measures that are not prepared or presented in accordance with U.S. GAAP. These non-GAAP financial measures include Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Adjusted EBITDAX, Free Cash Flow, Adjusted Free Cash Flow and Net Debt. A reconciliation of each financial measure to its most directly comparable GAAP financial measure is included in the tables below. Management believes these adjusted financial measures are a meaningful adjunct to earnings and cash flows calculated in accordance with GAAP because (a) management uses these financial measures to evaluate the Company’s trends and performance, (b) these financial measures are comparable to estimates provided by securities analysts, and (c) items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

Expand Energy's definitions of each non-GAAP measure presented herein are provided below. Because not all companies or securities analysts use identical calculations, Expand Energy’s non-GAAP measures may not be comparable to similarly titled measures of other companies or securities analysts.

Adjusted Net Income: Adjusted Net Income is defined as net income (loss) adjusted to exclude unrealized (gains) losses on natural gas and oil derivatives, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results, less a tax effect using applicable rates. Expand Energy believes that Adjusted Net Income facilitates comparisons of the Company's period-over-period performance, by excluding the impact of items that, in the opinion of management, do not reflect Expand Energy's core operating performance. Adjusted Net Income should not be considered an alternative to, or more meaningful than, net income (loss) as presented in accordance with GAAP.

Adjusted Diluted Earnings Per Common Share: Adjusted Diluted Earnings Per Common Share is defined as diluted earnings (loss) per common share adjusted to exclude the per diluted share amounts attributed to unrealized (gains) losses on natural gas and oil derivatives, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results, less a tax effect using applicable rates. Expand Energy believes that Adjusted Diluted Earnings Per Common Share facilitates comparisons of the Company's period-over-period performance, by excluding the impact of items that, in the opinion of management, do not reflect Expand Energy's core operating performance. Adjusted Diluted Earnings Per Common Share should not be considered an alternative to, or more meaningful than, earnings (loss) per common share as presented in accordance with GAAP.

Adjusted EBITDAX: Adjusted EBITDAX is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation, depletion and amortization expense, exploration expense, unrealized (gains) losses on natural gas and oil derivatives, separation and other termination costs, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results. Adjusted EBITDAX is presented as it provides investors an indication of the Company's ability to internally fund exploration and development activities and service or incur debt. Adjusted EBITDAX should not be considered an alternative to, or more meaningful than, net income (loss) as presented in accordance with GAAP.

Free Cash Flow: Free Cash Flow is defined as net cash provided by operating activities less cash capital expenditures. Free Cash Flow is a liquidity measure that provides investors additional information regarding the Company's ability to service or incur debt and return cash to shareholders. Free Cash Flow should not be considered an alternative to, or more meaningful than, net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP.

Adjusted Free Cash Flow: Adjusted Free Cash Flow is defined as net cash provided by operating activities less cash capital expenditures and cash contributions to investments, adjusted to exclude certain items management believes affect the comparability of operating results. Adjusted Free Cash Flow is a liquidity measure that provides investors additional information regarding the Company's ability to service or incur debt and return cash to shareholders. Adjusted Free Cash Flow should not be considered an alternative to, or more meaningful than, net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP.

Net Debt: Net Debt is defined as GAAP total debt excluding premiums, discounts, and deferred issuance costs less cash and cash equivalents. Net Debt is useful to investors as a widely understood measure of liquidity and leverage, but this measure should not be considered as an alternative to, or more meaningful than, total debt presented in accordance with GAAP.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2025	2024	2025	2024
Net income (loss) (GAAP)	$968	$(227)	$719	$(201)

Adjustments:
Unrealized (gains) losses on natural gas and oil derivatives	(842)	262	127	329
Separation and other termination costs	—	23	—	23
Gains on sales of assets	(4)	(2)	(4)	(10)
Other operating expense, net	32	16	58	35
(Gains) losses on purchases, exchanges or extinguishments of debt	(3)	2	(3)	2
Contract amortization	(72)	—	(124)	—
Other	(8)	(5)	(12)	(13)
Tax effect of adjustments(a)	194	(68)	(9)	(84)
Adjusted net income (Non-GAAP)	$265	$1	$752	$81

(a)	The three- and six-month periods ended June 30, 2025 and June 30, 2024 include a tax effect attributed to reconciling adjustments using a statutory rate of 22% and 23%, respectively.

RECONCILIATION OF EARNINGS (LOSS) PER COMMON SHARE TO ADJUSTED DILUTED EARNINGS PER COMMON SHARE (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($/share)	2025	2024	2025	2024
Earnings (loss) per common share (GAAP)	$4.07	$(1.73)	$3.04	$(1.53)
Effect of dilutive securities	(0.05)	—	(0.05)	—
Diluted earnings (loss) per common share (GAAP)	$4.02	$(1.73)	$2.99	$(1.53)

Adjustments:
Unrealized (gains) losses on natural gas and oil derivatives	(3.50)	1.99	0.53	2.51
Separation and other termination costs	—	0.17	—	0.17
Gains on sales of assets	(0.02)	(0.01)	(0.02)	(0.08)
Other operating expense, net	0.13	0.13	0.24	0.27
(Gains) losses on purchases, exchanges or extinguishments of debt	(0.01)	0.01	(0.01)	0.01
Contract amortization	(0.30)	—	(0.51)	—
Other	(0.03)	(0.03)	(0.05)	(0.10)
Tax effect of adjustments(a)	0.81	(0.52)	(0.04)	(0.64)
Effect of dilutive securities	—	—	—	(0.04)
Adjusted diluted earnings per common share (Non-GAAP)	$1.10	$0.01	$3.13	$0.57

(a)	The three- and six-month periods ended June 30, 2025 and June 30, 2024 include a tax effect attributed to reconciling adjustments using a statutory rate of 22% and 23%, respectively.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDAX (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
($ in millions)
Net income (loss) (GAAP)	$968	$(227)	$719	$(201)

Adjustments:
Interest expense	60	20	119	39
Income tax expense (benefit)	260	(68)	190	(61)
Depreciation, depletion and amortization	769	348	1,480	747
Exploration	20	3	27	5
Unrealized (gains) losses on natural gas and oil derivatives	(842)	262	127	329
Separation and other termination costs	—	23	—	23
Gains on sales of assets	(4)	(2)	(4)	(10)
Other operating expense, net	32	16	58	35
(Gains) losses on purchases, exchanges or extinguishments of debt	(3)	2	(3)	2
Contract amortization	(72)	—	(124)	—
Other	(12)	(19)	(18)	(42)
Adjusted EBITDAX (Non-GAAP)	$1,176	$358	$2,571	$866

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
($ in millions)
Net cash provided by operating activities (GAAP)	$1,322	$209	$2,418	$761
Cash capital expenditures	(657)	(302)	(1,220)	(723)
Free cash flow (Non-GAAP)	665	(93)	1,198	38
Cash paid for merger expenses	32	—	80	—
Cash contributions to investments	(5)	(26)	(9)	(45)
Adjusted free cash flow (Non-GAAP)	$692	$(119)	$1,269	$(7)

RECONCILIATION OF TOTAL DEBT TO NET DEBT (unaudited)

($ in millions)	June 30, 2025
Total debt (GAAP)	$5,122
Premiums, discounts and issuance costs on debt	13
Principal amount of debt	5,135
Cash and cash equivalents	(731)
Net debt (Non-GAAP)	$4,404